UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 _________________

Date of Report (Date of earliest event reported): August 28, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, and August 29, 2017, Alliqua BioMedical, Inc. (the “Company”) entered into amendments to the employment agreements of each of Brian Posner, Bradford Barton, Nino Pionati, and David Johnson (such amendments collectively, the “Employment Agreement Amendments”). The Employment Agreement Amendments effect the following changes to such persons’ existing employment agreements:

Brian Posner, Bradford Barton, and Nino Pionati. On August 28, 2017, the Company and each of Mr. Posner, Mr. Barton, and Mr. Pionati (collectively, the “Company Officers”) entered into an amendment (collectively, the “Company Officer Amendments”) to their employment agreements in order to, among other things: (a) modify the term of each such Company Officer’s employment to remain in effect until August 28, 2020, subject to automatic renewals for successive one year periods thereafter, unless earlier terminated by either party; and (b) amend the definition of “good reason” applicable to each Company Officer’s employment agreement to include, in addition to the grounds of termination previously provided in each Company Officer’s employment agreement, termination on account of: (i) relocation of such Company Officer’s principal place of employment to a location that is more than 35 miles from the Company’s principal place of business in Yardley, Pennsylvania; and (ii) failure by the Company to secure in writing the agreement of any successor entity to the Company to assume such Company Officer’s employment agreement.

The Company Officer Amendments also amend certain provisions in each Company Officer’s employment agreement related to payments upon termination of such Company Officer’s employment. Pursuant to the Company Officer Amendments, if a Company Officer’s employment is terminated by the Company without cause or by such Company Officer for good reason, then the Company will pay to such Company Officer (a) within the time period required by applicable law, and in no event later than 30 days following termination of employment, (i) any accrued but unpaid base salary accrued through the date of termination, (ii) all unpaid performance bonus earned and accrued for a previously completed calendar year, (iii) all accrued and unpaid vacation or similar pay required by law, (iv) any unreimbursed expenses properly incurred prior to the termination date, plus (b) severance pay in an amount equal to such Company Officer’s base salary for 12 months, less applicable taxes and other withholdings, which payment will be payable in a lump sum payment on the Company’s first regular pay date on or after the 60th day following the relevant date of termination; provided that certain of the foregoing payments shall be subject to the to the timely execution and return by the relevant Company Officer of an irrevocable release of claims. If, prior to such termination, the Company Officer was employed by the Company through at least July 1st of the applicable calendar year, he will also be eligible to receive a pro rata portion of any annual performance bonus earned during such calendar year, with the amount prorated based on the number of days employed during such calendar year and determined assuming a “target” achievement level for the performance criteria for such annual performance bonus. In addition, all outstanding stock options and restricted stock awards granted to such Company Officer will immediately vest in full and the stock options will remain exercisable for two years following the termination date or, if sooner, until the end of the applicable stock option’s term. The Company will also provide continued health benefits coverage until the earlier of the expiration of the 12-month severance period and the date that such Company Officer becomes eligible for comparable employer sponsored health benefits.

David Johnson. On August 29, 2017, the Company and Mr. Johnson entered into an amendment (the “Executive Officer Amendment”) to Mr. Johnson’s employment agreement in order to, among other things, (a) modify the term of Mr. Johnson’s employment to remain in effect until August 29, 2020, subject to automatic renewals for successive one year periods thereafter, unless earlier terminated by either party; and (b) provide that any equity awards granted to Mr. Johnson during such amended employment term will be granted pursuant to the Alliqua, Inc. 2014 Long-Term Incentive Plan and any successor plan thereto.

The Executive Officer Amendment also amends certain provisions of Mr. Johnson’s employment agreement related to payments on termination of Mr. Johnson’s employment. Pursuant to the Executive Officer Amendment, if Mr. Johnson’s employment is terminated by the Company without cause or by Mr. Johnson for good reason, subject to compliance with the confidentiality, non-solicitation and non-disparagement requirements of the employment agreement and the execution of a release of claims, the Company will pay to Mr. Johnson: (a) within the time period required by applicable law, and in no event later than 30 days following termination of employment, (i) any accrued but unpaid base salary accrued through the date of termination, (ii) all unpaid performance bonus earned and accrued for a previously completed calendar year, (iii) any unreimbursed expenses properly incurred prior to the termination date; plus (b) severance pay in an amount equal to two years’ base salary and two years annual bonus calculated at Mr. Johnson’s target bonus level, which payment will, less applicable taxes and withholdings, be payable in 24 equal monthly installments from the date of termination (the “Severance Period”); provided that, with respect to such severance payment, the Company shall pay (i) the number of installments that are exempt from U.S. Internal Revenue Code Section 409A as short term deferrals under Treasury Regulation § 1.409A-1(b)(4) because they would have been paid during the short term deferral period ending on the March 15th following the end of the calendar year that includes the date of Mr. Johnson’s termination, plus (ii) the number of installments that near or equal, but do not exceed, the dollar limit set forth in Treasury Regulation § 1.409A-1(b)(9)(iii) as of the date of termination, in a single lump sum on the 60th day following the termination of Mr. Johnson’s employment, with the remainder of the installments being paid over the Severance Period on the dates and in such amounts such installments would have been paid without regard to installments that were paid in a lump sum payment. In addition, upon such termination, all outstanding stock options and other equity awards granted to Mr. Johnson will vest, to the extent not previously vested, and the stock options will remain exercisable for three months from the date of Mr. Johnson’s termination; and the Company will continue to provide healthcare coverage until the earlier of (x) the expiration of the Severance Period, (y) the date that Mr. Johnson’s “COBRA” coverage terminates or expires, or (z) the date that Mr. Johnson obtains new employment that offers substantially similar health benefits. Additionally, under the Executive Officer Amendment, upon the occurrence of certain change in control transactions, the Company may elect to terminate Mr. Johnson’s employment agreement and pay to Mr. Johnson the payments and benefits payable to Mr. Johnson upon termination by the Company without cause or by Mr. Johnson for good reason, or any remaining unpaid portions thereof, as the case may be, in a single lump sum payment as further set forth in the Executive Officer Amendment.

The foregoing summaries of the Employment Agreement Amendments are not complete, and are qualified in their entirety by reference to the full text of the Employment Agreement Amendments attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amendment to Executive Employment Agreement, dated August 29, 2017, by and between Alliqua BioMedical, Inc. and David Johnson.
10.2	Amendment to Employment Agreement, dated August 28, 2017, by and between Alliqua BioMedical, Inc. and Brian Posner.
10.3	Amendment to Employment Agreement, dated August 28, 2017, by and between Alliqua BioMedical, Inc. and Bradford Barton.
10.4	Amendment to Employment Agreement, dated August 28, 2017, by and between Alliqua BioMedical, Inc. and Nino Pionati.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: September 1, 2017	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer